UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2022

KINSALE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37848	98-0664337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2035 Maywill Street
Suite 100
Richmond, Virginia 23230
(Address of principal executive offices)

(804) 289-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	KNSL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 22, 2022, Kinsale Capital Group, Inc. (the “Company”) entered into:

•
a Note Purchase and Private Shelf Agreement (the “Note Purchase Agreement”) with PGIM, Inc. (“Prudential”) and the purchasers of the Notes (as defined below) named in the Purchaser Schedule attached thereto (collectively, the “Note Purchasers”); and

•
an Amended and Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and as issuing bank, Truist Bank, as syndication agent, and the lenders party thereto (collectively, the “Lenders”).

Note Purchase and Private Shelf Agreement

Pursuant to the Note Purchase Agreement, on July 22, 2022, the Company issued to the Note Purchasers $125,000,000 aggregate principal amount of 5.15% Series A Senior Notes Due July 22, 2034 (collectively, the "Series A Notes”).  The Note Purchase Agreement also provides for the issuance of additional shelf notes from time to time issued thereunder (the “Shelf Notes” and, together with the Series A Notes, the “Notes”) not to exceed $150,000,000 of Notes outstanding thereunder. The proceeds of the Notes may be used, among other things, to fund surplus at Kinsale Insurance Company, an Arkansas insurance company and subsidiary of the Company (“Kinsale Insurance”), or any other insurance subsidiary of the Company, refinance indebtedness and for general corporate purposes.

The Note Purchase Agreement contains customary representations and affirmative and negative covenants, including financial covenants that require the Company to (i) have as of the last day of each fiscal quarter, a minimum Consolidated Net Worth (as defined in the Note Purchase Agreement) of not less than the sum of (a) $499,000,000 plus (b) for each fiscal year through the term of the Note Purchase Agreement commencing with the fiscal year of the Company ending December 31, 2021, an amount equal to fifty percent (50%) of Consolidated Net Income (as defined in the Note Purchase Agreement) (provided that for purposes of calculating Consolidated Net Income in respect of this clause (b), any after-tax unrealized gains and losses on equity investments shall be excluded, to the extent such equity investments are no longer classified as “available-for-sale” following the Company’s adoption of accounting standard ASU 2016-01 “Financial Instruments – Overall: Recognition and Measurement of Financial Assets and Financial Liabilities”) for the most recently ended fiscal year of the Company (if positive) plus (c) an amount equal to 50% of the net cash proceeds received by the Company from the issuance of any of its Equity Interests (as defined in the Note Purchase Agreement) issued during the period from, and including, July 22, 2022 through the end of such fiscal quarter, (ii) have a ratio of Total Debt (as defined in the Note Purchase Agreement) to Total Capitalization (as defined in the Note Purchase Agreement) of no greater than 35% at any time, (iii) maintain the sum of its unrestricted cash plus undrawn availability under its principal revolving credit facility, including the Credit Facility (as defined below), to be no less than the sum of all principal and interest payments on the Notes payable in the immediately following 365 days at any time that the maximum aggregate amount of dividends that may be made to the Company by Kinsale Insurance and any other regulated insurance company subsidiaries of the Company in any fiscal year without regulatory approval is below $50,000,000 and (iv) have a financial strength rating for each Regulated Insurance Company (as defined in the Note Purchase Agreement) by A.M. Best Company of no less than “A-” at any time. The Note Purchase Agreement also contains customary events of default (including non-payment of principal or interest and breaches of covenants).

Credit Agreement

Pursuant to the Credit Agreement, the Lenders have provided the Company with a $100 million senior unsecured revolving credit facility (the “Credit Facility”). Borrowings under the Credit Facility may be used for general corporate purposes (which may include, without limitation, to fund future growth, to finance working capital needs, to fund capital expenditures, and to refinance, redeem or repay indebtedness). Interest rates on borrowings under the Credit Agreement are based on, at the Company’s option, Adjusted Term SOFR Rate (as defined in the Credit Agreement) or Alternate Base Rate (as defined in the Credit Agreement) and the applicable margin, as described in the Credit Agreement.

The Credit Agreement contains customary representations and affirmative and negative covenants, including financial covenants substantially the same as those described in clauses (i), (ii) and (iv) above with respect to the Note Purchase Agreement. The Credit Agreement also contains customary events of default (including non-payment of principal or interest and breaches of covenants).

The foregoing descriptions of the Note Purchase Agreement and the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full and complete terms contained in the Note Purchase Agreement and the Credit Agreement, a copy of each of which is attached hereto as an exhibit and incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Note Purchase and Private Shelf Agreement, dated as of July 22, 2022, among Kinsale Capital Group, Inc., PGIM, Inc. and the purchasers of the Notes named in the Purchaser Schedule attached thereto.

10.2
Amended and Restated Credit Agreement, dated as of July 22, 2022, among Kinsale Capital Group, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent and as issuing bank, Truist Bank, as syndication agent, and the lenders party thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 22, 2022
	By:	/s/ Bryan P. Petrucelli
	Name:	Bryan P. Petrucelli
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer